UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ____)

Check the appropriate box:

[X] Preliminary Information Statement

[  ]Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]Definitive Information Statement

RESPIRERX PHARMACEUTICALS INC.

(Name of Registrant As Specified In Its Charter)

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

RESPIRERX PHARMACEUTICALS INC.

126 Valley Road, Suite C

Glen Rock, New Jersey 07452

To the Stockholders of RespireRx Pharmaceuticals Inc.:

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

This Notice and accompanying Information Statement serve to notify the stockholders of RespireRx Pharmaceuticals Inc. (the “Company”) that a requisite number of stockholders of the Company have approved an increase in the number of authorized shares of common stock of the Company (“Common Stock”) from 65,000,000 to 1,000,000,000. This increase was approved by written consents of (i) the holders of a majority of shares of outstanding stock of the Company entitled to vote and (ii) the holders of a majority of shares of Common Stock, on March 22, 2020. The par value of the shares of Common Stock will not be changed.

The Company will file a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to effect this increase, pursuant to the provisions of the Delaware General Corporation Law. The proposed Certificate of Amendment will become effective when filed with the Delaware Secretary of State. Such filing will occur no earlier than 20 days after the Information Statement accompanying this Notice is first mailed to stockholders of record as of March 22, 2020, as required by Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

Sincerely,

[ELECTRONIC SIGNATURE]

Jeff E. Margolis
SVP, CFO, Secretary and Treasurer

Dated: [●], 2020

RESPIRERX PHARMACEUTICALS INC.

126 Valley Road, Suite C

Glen Rock, New Jersey 07452

INFORMATION STATEMENT

[●], 2020

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

This Information Statement is available at www.respirerx.com.

click on the investors tab and then click on SEC reports

and then click on the link to this Information Statement.

This filing is being made as a matter of record only. The corporate action described herein has been completed and is effective in accordance with Section 228(a) of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of RespireRx Pharmaceuticals Inc. (the “Company”). Section 228 of the DGCL generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No further authorization, vote or consent is necessary to effect the corporate action, no vote or consent is sought herewith, and no meeting of the stockholders is sought or required.

The Company is sending you this Information Statement for the purpose of informing our stockholders of record as of March 22, 2020 (the “Record Date”) in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is also being provided pursuant to Section 228(e) of the DGCL, which requires the Company to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement is being filed with the Securities and Exchange Commission on or about [●], 2020 and will be mailed on or about [●], 2020, or as soon as practicable thereafter, to the Company’s stockholders of record. The Company will bear all expenses incurred in connection with the distribution of the Information Statement and will reimburse brokers and other nominees for expenses that they incur in forwarding this material to beneficial owners.

Summary of Corporate Actions

On March 21, 2020, the Board of Directors of the Company approved a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”), subject to approval by the stockholders, that would increase the number of authorized shares of common stock of the Company, par value $0.001 per share (“Common Stock”), from 65,000,000 to 1,000,000,000. The Certificate of Amendment does not change the number of authorized shares of preferred stock, which will remain at 5,000,000. As noted above, under the DGCL and the Company’s Bylaws, the approval of the stockholders for this increase may be obtained by written consent of holders of a majority of shares of Common Stock, with the Common Stock holders being the only stockholders of the Company entitled to vote on such measure.

On March 22, 2020, the Company received written consents from holders of a majority of shares of Common Stock approving the Certificate of Amendment to increase the number of authorized shares. A copy of the form of the Certificate of Amendment is attached as Exhibit A to this Information Statement.

The Company will file the Certificate of Amendment to effect this increase, pursuant to the provisions of the DGCL. The Certificate of Amendment will become effective when filed with the Delaware Secretary of State. Such filing will occur no earlier than 20 days after this Information Statement is first mailed to stockholders, as required by Rule 14c-2 of the Exchange Act.

Voting Securities and Principal Holders Thereof

As of the Record Date, the Company had 31,740,333 shares of Common Stock outstanding and entitled to vote and none of the Company’s outstanding Preferred Shares were entitled to vote on this matter. Each share of Common Stock is entitled to one vote. The signatories to the applicable written consents owned 26,052,424 of the then-outstanding shares of Common Stock or approximately 82.1% of the Company’s total voting power and voting power of Common Stock, voting as a separate class. As of March 23, 2020, due to the issuance of 259,000 shares of Common Stock processed on that date with respect to an additional conversion by a holder of a convertible note who did not participate in an exchange agreement, the Company had 31,999,333 shares of Common Stock outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 22, 2020, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers, and (iv) all of the Company’s executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of common stock indicated. In computing the number and percentage ownership of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of March 22, 2020 pursuant to options, warrants or other rights are considered as outstanding, while these shares are not considered as outstanding for computing the percentage ownership of any other person or group.

Directors, Officers and 5% Stockholders(1)	Number of Shares of Beneficial Ownership of Common Stock	Percent of Class

Todd Binder(2) 15933 Asilomar Blvd. Pacific Palisades, CA 90272	5,525,017	17.16%

Arnold Lippa Family Trust of 2007(3)	5,641,081	17.09%

Dariusz Naziek(4) 55 Hardwick Lane Wayne, NJ 07470	5,378,135	16.68%

John Safranek MD(5) 3508 Poppleton Avenue Omaha, NE 68105	3,651,748	11.25%

Jeffrey Harvey(6) 3521 Rockaway Avenue Annapolis, MD 21403	1,634,573	5.08%

DIRECTORS AND OFFICERS

Jeff E. Margolis(7)	5,215,867	15.87%

Arnold S. Lippa, Ph.D.(8)	1,416	0.00%

Timothy Jones(9)	-	-%

Kathryn MacFarlane(10)	140,421	0.43%

Richard Purcell(11)	263,077	0.81%

All directors and officers as a group	5,620,781	15.16%

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(1)	Except as otherwise indicated, the address of such beneficial owner is c/o RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, New Jersey 07452.

(2)	All of these holdings were acquired on March 22, 2020 pursuant to an exchange agreement resulting in the cancellation of a convertible promissory note and the issuance of this amount of common stock.

(3)	All of these holdings were acquired by Dr. Arnold Lippa and subsequently transferred to the Trust, or are held by an entity owned by the Trust. Dr. Lippa is neither the trustee nor the beneficiary of the Trust. Linda Lippa, his wife, is a beneficiary of the Trust.

(4)	5,165,371 of these holdings were acquired on March 22, 2020 pursuant to an exchange agreement resulting in the cancellation of a convertible promissory note and the issuance of this amount of common stock. Additionally, Dr. Nasiek’s holdings include 168,697 shares acquired by the conversion of Series G Convertible Preferred Stock or by exchange of his Convertible Note and the related Warrant and Extension Warrant and by exchange in respect to the 2015 unit offering. Dr. Nasiek also holds 44,067 warrants. Some of Dr. Nasiek’s holdings are owned jointly with his spouse.

(5)	3,393,333 of these holdings were acquired on March 22, 2020 pursuant to an exchange agreement resulting in the cancellation of a convertible promissory note and the issuance of this amount of common stock. Additionally, Dr. Safranek’s holdings include 216,138 shares of common stock acquired in various private placement unit offerings, some of which shares of common stock are held jointly with his spouse. Also included in Dr. Safranek’s holdings are warrants to purchase 42,277 shares of common stock, also acquired in various private placement unit offerings. Excluded from Dr. Safranek’s holdings are warrants to purchase 240,000 shares of common stock due to certain blocker provisions prohibiting exercise of such warrant in part or in whole if such exercise were to increase the investor’s holding above 4.99%.

(6)

1,491,296 of these holdings were acquired on March 22, 2020 pursuant to an exchange agreement resulting in the cancellation of a convertible promissory note and the issuance of this amount of common stock. 143,277 of these holdings were acquire in previous exempt private placements. 105,000 are represented by warrants acquired in 2017. Excluded from Mr. Harvey’s holdings are warrants to purchase 20,000 shares of common stock due to certain blocker provisions prohibiting exercise of such warrant in part or in whole if such exercise were to increase the investor’s holding above 4.99%.

(7)	Mr. Margolis’s holdings were transferred to six trusts of which Mr. Margolis is the trustee of three of those trusts and Mr. Margolis’ spouse is the trustee of the other three trusts. In the aggregate, the holdings of the trusts include: (i) 4,546,565 shares of common stock, (ii) options to acquire an additional 664,457 shares of common stock, and (iii) the 4,845 warrants to purchase shares of common received as an owner of Aurora Capital LLC from the warrants Aurora received as a placement agent in the sale of the Company’s Common Stock and Warrant Financing.

(8)	Dr. Lippa’s holdings include: (i) 598 shares of common stock, and (ii) 818 warrants to purchase shares of common stock. In addition, Dr. Lippa no longer beneficially owns many of the shares of the Company that were initially awarded to him because he has transferred these shares into family trusts, of which he is neither the trustee nor the beneficiary, including the Arnold Lippa Family Trust of 2007 as noted in footnote 2 above. In addition, Dr. Lippa has been awarded options to acquire an additional 15,385 shares of common stock which have been assigned to another family trust for the benefit of other family members. Dr. Lippa is neither the trustee nor the beneficiary of that trust.

(9)	Timothy Jones was appointed to the Board of Directors on January 28, 2020. Mr. Jones does not currently own any shares of common stock, options or warrants or any other securities convertible in common stock.

(10)	Dr. MacFarlane’s holdings include: (i) 6,153 shares of common stock, and (ii) options to purchase 134,268 shares of common stock.

(11)	Mr. Purcell’s holdings include: (i) 6,153 shares of common stock, and (ii) options to purchase 256,924 shares of common stock.

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Reason for Taking Corporate Action

As described above, the Company has approved the increase in the number of authorized shares of Common Stock. As described in further detail below, the principal purpose of the increase is to provide the Company with adequate shares to reserve pursuant to contractual provisions requiring the Company to maintain a number of reserved shares of Common Stock with respect to certain of the Company’s outstanding convertible notes. Further, the Company has recently effected certain exchange agreements with existing stockholders resulting in share issuances that have increased the need for an increase in the number of shares available for these share reserves. The Company also issued shares March 22, 2020 to two officers and directors in exchange for the forgiveness of a portion of their accrued and unpaid compensation further increasing the need for an increase in the number of shares available for these share reserves with respect to the Company’s outstanding convertible notes. As a result of these exchanges, and the shares issued in connection with compensation forgiveness, as of March 22, 2020, the Company had 31,740,333 shares of Common Stock issued and outstanding, and as of March 23, 2020, due to the issuance of 259,000 shares of Common Stock processed on that date with respect to an additional conversion by a holder of a convertible note who did not participate in an exchange agreement, the Company had 31,999,333 shares of Common Stock issued and outstanding. The stockholders receiving shares of common stock in these exchanges as well as the two officers voted in favor of approval of the Certificate of Amendment; however, the consents received from the shareholders excluding the officers of the Company were sufficient to approve the action.

Given these share issuances and the resulting decrease in the number of authorized shares of Common Stock available, the approved increase in authorized shares of Common Stock is intended to ensure compliance going forward with the share reserve covenants contained in the outstanding notes previously issued by the Company, including convertible notes issued in April, May, August, October and November of 2019. Such increase in authorization will also provide for an adequate number of shares for potential future securities offerings raising equity capital.

The rights of existing stockholders of Common Stock will not be altered as a result of the increase in authorized shares.

Anti-Takeover Effects of the Common Stock Increase

A possible effect of the increase in authorized shares is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party takeover effort favored by a majority of the independent stockholders that would provide an above-market premium by issuing additional shares of Common Stock. As discussed above, the reason for the increase in the number of authorized shares of Common Stock is to comply with the reserve covenants under its existing convertible notes and so that the Company is able to issue Common Stock in conjunction with equity financings in the future. Any issuance of the additional authorized shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No officer or director or any associate of such person has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as a stockholder, officer or director.

Delivery of Documents to Security Holders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at: RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, New Jersey 07452, Attention: Corporate Secretary, or by contacting the Company at its telephone number, 201-444-4947. If multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address set forth above.

Financial and Other Information

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. For more detailed information on the Company, including financial statements, you may refer to our periodic filings made with the SEC from time to time, including those in the Company’s Annual Reports on Form 10-K. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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Exhibit A

Fourth Certificate of Amendment

of

Second Restated Certificate of Incorporation

of

RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Fourth Certificate of Amendment (this “Certificate of Amendment”), which amends its Second Restated Certificate of Incorporation (as amended by the Certificate of Designation filed March 14, 2014, the Certificate of Amendment filed April 17, 2014, the Second Certificate of Amendment filed December 16, 2015, and the Third Certificate of Amendment filed September 1, 2016, the “Certificate of Incorporation”), as described below, and does hereby further certify that:

1. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein, and the Corporation’s stockholders duly adopted such amendment, all in accordance with the provisions of Sections 228 and 242 of the DGCL.

2. Article FOURTH (A)(1) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FOURTH: (A)(1) - AUTHORIZED CAPITAL. The total number of shares of capital stock which the Corporation has the authority to issue is 1,005,000,000 consisting of 1,000,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

3. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jeff Margolis, its Secretary, this [●] day of [●], 2020.

By:
Name:	Jeff Margolis
Title:	SVP, CFO, Secretary and Treasurer

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